UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017 (March 27, 2017)

HotApp International Inc.
 (Exact name of registrant as specified in its charter)

Delaware	333-194748	47-4742558
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(301) 971-3940
N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
Entry into a Material Definitive Agreement.

Loan Conversion Agreement

On March 27, 2017, HotApp International Inc. (the “Company”) entered into a Loan Conversion Agreement with Singapore eDevelopment Limited (“SeD”), a Singapore company, pursuant to which SeD agreed to convert $450,890.00 of debt owed by the Company to SeD into 500,988,889 shares of the Company’s common stock at a conversion price of $0.0009 per share. SeD is the Company’s majority stockholder. Fai H. Chan, the Company’s Chief Executive Officer and a member of the Company’s board of directors, is also the Chief Executive Officer and a member of SeD’s board of directors, as well as the majority shareholder of SeD. Conn Flanigan, another member of the Company’s board of directors, serves in various director and officer positions with subsidiaries of SeD. Lui Wai Leung (“Alan”), the Company’s Chief Financial Officer, is also the Chief Financial Officer of SeD. Mr. Lum Kan Fai (“Vincent”), the Company’s Chief Technology Officer and a member of the Company’s board of directors, is also the Chief Technology Officer of SeD.

The Company’s board of directors and majority stockholder have approved an increase in the number of the Company’s authorized shares of common stock from 500,000,000 to 1,000,000,000 by means of an amendment to the Company’s Articles of Incorporation. This increase in authorized shares will permit the Company to issue the 500,988,889 shares of common stock described above. This amendment to the Company’s Articles of Incorporation will be further described in a definitive information statement to be filed by the Company.

Preferred Stock Cancellation Agreement

On March 27, 2017, SeD and the Company also entered into a Preferred Stock Cancellation Agreement, by which SeD agreed to cancel its 13,800,000 shares Perpetual Preferred Stock issued by the Company.

Item 3.02
Unregistered Sales of Equity Securities.
On March 27, 2017, SeD acquired 500,988,889 shares of the Company’s common stock in exchange for $450,890.00 of debt owed by the Company to SeD at a conversion price of $0.0009 per share, as described in Item 1.01 above, which is incorporated herein by reference. The issuance of these shares was completed in accordance with the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.07
Submission of Matters to a Vote of Security Holders.

On March 28, 2017, the Company’s majority stockholder, SeD, who owns 5,801,687 shares of the Company’s common stock, or collectively 98.17% of the Company’s outstanding voting securities, approved an increase in the number of the Company’s authorized shares of common stock from 500,000,000 to 1,000,000,000 by means of an amendment to the Company’s Articles of Incorporation. This increase in authorized shares will permit the Company to issue the 500,988,889 shares of common stock described in Item 1.01 above, which is incorporated by referenced herein. This amendment to the Company’s Articles of Incorporation will be further described in a definitive information statement to be filed by the Company.

Item 9.01
Financial Statements and Exhibits.

(d)
Exhibits

Exhibit
Description

10.1	Loan Conversion Agreement, by and among HotApp International Inc. and Singapore eDevelopment Limited, dated as of March 27, 2017.

10.2	Preferred Stock Cancellation Agreement, by and among HotApp International Inc. and Singapore eDevelopment Limited, dated as of March 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HotApp International Inc.

Date: March 31, 2017	By:	/s/ Conn Flanigan
Conn Flanigan
Director